EXHIBIT 6(j)


                            IVY FUND

                ADDENDUM TO AMENDED AND RESTATED
                     DISTRIBUTION AGREEMENT

Ivy Asia Pacific Fund
Ivy Bond Fund
Ivy Canada Fund
Ivy China Region Fund
Ivy Emerging Growth Fund
Ivy Global Fund
Ivy Global Natural Resources Fund
Ivy Global Science & Technology Fund
Ivy Growth Fund
Ivy Growth with Income Fund
Ivy International Bond Fund
Ivy International Fund II
Ivy International Small Companies Fund
Ivy Latin America Strategy Fund
Ivy New Century Fund
Ivy Pan-Europe Fund

ADVISOR CLASS SHARES

     AGREEMENT made as of the ____ day of December, 1997, by and between Ivy Fund (the "Trust") and Ivy Mackenzie Distributors,
Inc. ("IMDI").

     WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and consists of one or more separate investment portfolios, as may be designated from time to time; and

     WHEREAS, IMDI serves as the Trust's distributor pursuant to an Amended and Restated Distribution Agreement dated October 23,
1993 (the "Agreement"); and

     WHEREAS, the Trustees of the Trust, at a meeting held on December ___, 1997, duly approved an amendment to the Agreement to include the Advisor Class shares of Ivy Asia Pacific Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Bond Fund, Ivy International Fund II, Ivy International Small Companies Fund, Ivy Latin America Strategy Fund, Ivy New Century Fund and Ivy Pan-Europe Fund (the "Funds"); and

     WHEREAS, the Advisor Class shares of the Funds were established and designated by the Board of Trustees of the Trust by written consent dated as of _______________, 1997.

     NOW THEREFORE, the Trust and IMDI hereby agree as follows:

          Effective as of the date that the
          Registration Statement pertaining to the
          Advisor Class shares of the Funds is filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities
          Act of 1933, the Agreement shall relate in all respects to the Advisor Class shares of the Funds, in addition to the classes of shares of the Funds and any other series of the Trust specifically identified in
          Paragraph 1 of the Agreement and any other
          Addenda thereto.

     IN WITNESS WHEREOF, the Trust and IMDI have adopted this Addendum as of the date first set forth above.


                              IVY FUND



                              By:  _________________________
                                   Keith J. Carlson, President

                              IVY MACKENZIE DISTRIBUTORS, INC.



                              By:  _________________________
                                   Keith J. Carlson, President